Filed pursuant to Rule 424(b)(3)

Registration No. 333-286486

Prospectus

PARKERVISION, INC.

13,000,000 Shares of Common Stock

This prospectus relates to the resale by the selling shareholders listed under the heading “Selling Shareholders” of up to 13,000,000 shares of our common stock, par value $0.01 per share (“Common Stock”) consisting of (i) an aggregate of 10,000,000 shares of Common Stock and 2,000,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock (“Warrants”) issued pursuant to securities purchase agreements dated December 24, 2024 and December 30, 2024, (ii) 250,000 shares of Common Stock issuable upon vesting of restricted stock units ("RSUs") as payment for services, (iii) 250,000 shares of Common Stock issued as payment for services, and (iv) an aggregate of 500,000 shares of Common Stock issuable upon exercise of nonqualified stock options (“Options”) granted in October 2024 and January 2025 as payment for services.

We are registering 12,000,000 shares of Common Stock (including shares underlying warrants) pursuant to a registration rights agreement with certain investors.  We are also registering 250,000 shares issuable upon exercise of nonqualified stock options pursuant to piggyback registration rights.  In addition, we are voluntarily registering 750,000 shares of Common Stock issued or issuable to consultants and service providers in connection with bona fide services not involving capital raising activities.

We are not offering any shares of Common Stock for sale and will not receive any proceeds from the resale of the shares by the selling shareholders.  To the extent the Warrants and Options are exercised for cash, we will receive up to an aggregate of $1,332,500 in gross proceeds.  We expect to use the proceeds received from the exercise of the Warrants and Options, if any, for general working capital purposes, including payment of litigation expenses.

The registration of the shares of Common Stock offered by this prospectus does not mean that the selling shareholders will offer or sell any of these shares.  The selling shareholders may offer the shares of Common Stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  See "Plan of Distribution" on page 8 for additional information.

We will pay the expenses of registering these shares of Common Stock, but all selling and other expenses incurred by the selling shareholder will be paid by the selling shareholder.

Our Common Stock is quoted on the OTCQB Venture Market under the ticker symbol “PRKR.”

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions, and all other statements that are not statements of historical fact. Words such as “may,” “will,” should,” “estimates,” “plans,” “expects,” “believes,” “intends” and similar expressions may identify forward-looking statements, but the absence of such words does not mean that a statement is not forward-looking. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include those discussed in “Our Company,” “Risk Factors,” and elsewhere in this prospectus and any prospectus supplements. You are cautioned not to place undue reliance on any forward-looking statements. We are under no duty to update or revise any of the forward-looking statements or risk factors to conform them to actual results or to changes in our expectations.

PROSPECTUS SUMMARY

This summary highlights certain selected information about us, this offering and the securities offered hereby. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our Company and this offering, we encourage you to read the entire prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes. Unless we specify otherwise, all references in this prospectus to “ParkerVision,” “we,” “our,” “us,” and “our company,” refer to ParkerVision, Inc., a Florida corporation.

Our Company

We were incorporated under the laws of the state of Florida on August 22, 1989. We have designed and developed proprietary radio frequency (“RF”) technologies and integrated circuits based on those technologies and we license our technologies to others for use in wireless communication products. We have expended significant financial and other resources to research and develop our RF technologies and to obtain patent protection for those technologies in the United States of America (“U.S.”) and certain foreign jurisdictions. We believe certain patents protecting our proprietary technologies have been broadly infringed by others and therefore the primary focus of our business plan is the enforcement of our intellectual property rights through patent infringement litigation and licensing efforts. We currently have patent enforcement actions ongoing in various U.S. district courts against mobile handset providers and providers of smart televisions and other WiFi products and, in certain cases, their chip suppliers for the infringement of several of our RF patents. We have made significant investments in developing and protecting our technologies, the returns on which are dependent upon the generation of future revenues for realization.

Our business address is 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207 and our telephone number is (904) 732-6100. We maintain a website at www.parkervision.com.

Background of the Offerings

Sale of Common Stock

On December 24, 2024 and December 30, 2024, we sold an aggregate of 10,000,000 shares of our Common Stock (“Shares”) and warrants to purchase 2,000,000 shares of our Common Stock at a purchase price of $0.50 per share (the “Warrants”) in private placement transactions with accredited investors for aggregate proceeds of $5,000,000.  The Warrants are exercisable for a period of five years from the issuance date at an exercise price of $0.50 per share.

We entered into registration rights agreements with each of the purchasers of the Shares and Warrants.  We committed to file and cause a resale registration statement to become effective within a certain amount of time following the issuance of the Shares and Warrants, described more fully in the section titled “The Private Placements.” The registration rights agreements provide for liquidated damages upon the occurrence of certain events including failure by the Company to file the registration statement or cause it to become effective and remain effective by the respective deadlines. The amount of the liquidated damages is 1.0% of the aggregate subscription upon the occurrence of the event, and monthly thereafter, up to a maximum of 6%.

The investors represented to us that they were acquiring the securities for investment purposes and not with a view to distribution.  No placement agent, finder, or broker-dealer was engaged or compensated in connection with these transactions.

Other Registered Securities

We are registering 250,000 shares of Common Stock issuable upon exercise of nonqualified stock options granted on January 29, 2025, pursuant to piggyback registration rights.  We are also voluntarily registering an additional 500,000 shares, consisting of shares issuable upon vesting of restricted stock units and previously issued shares of Common Stock, and 250,000 shares issuable upon exercise of nonqualified stock options granted on October 18, 2024.  All of these securities were issued or granted as compensation for bona fide services unrelated to capital raising activities and none of the recipients was involved in soliciting investors or promoting securities offerings.  None of the individuals receiving such equity awards is an affiliate of the Company, a broker-dealer, or was compensated in connection with any capital markets transaction.

Payment for Services

On August 1, 2024, we issued an aggregate of 250,000 shares of our Common Stock as payment to a third-party for financial advisory services valued at approximately $37,100.

On October 18, 2024, we issued an aggregate of 250,000 restricted share units and 250,000 nonqualified stock options to two individuals as compensation for shareholder liaison services under a consulting agreement with a three-year term.  The aggregate grant date fair value of the restricted share units and nonqualified stock options is approximately $125,000 and $112,000, respectively.

On January 29, 2025, we issued 250,000 nonqualified stock options to a third party for services over a one-year period, valued at approximately $190,000.

RISK FACTORS

Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus, as well as any risk factors described in any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that are also incorporated by reference herein. These risk factors could materially affect our business, financial condition, results of operations, and the value of our Common Stock. Additional risk factors may be included in a prospectus supplement relating to a specific offering. You should carefully read this prospectus, the documents incorporated by reference, and any applicable prospectus supplement before making an investment decision.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of the shares of Common Stock offered under this prospectus. We will not receive proceeds from the sale of the shares by the selling shareholders. However, to the extent the Warrants and Options are exercised for cash, we will receive up to an aggregate of $1,332,500 in gross proceeds. We expect to use the proceeds from the exercise of the Warrants and Options, if any, for general working capital purposes.  There is no assurance that any of the Warrants or Options will be exercised.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the selling shareholders from time to time of up to an aggregate of 13,000,000 shares of our Common Stock including (i) an aggregate of 10,000,000 Shares and 2,000,000 Warrant Shares issued pursuant to securities purchase agreements dated December 24, 2024 and December 30, 2024, (ii) an aggregate of 500,000 shares issued or issuable as payment for services that are being registered voluntarily, and (iii) an aggregate of 500,000 shares issuable upon exercise of nonqualified stock options granted in October 2024 and January 2025 as payment for services, of which 250,000 shares are subject to piggyback registration rights and 250,000 shares are being registered voluntarily.

When we refer to the “selling shareholders” in this prospectus, we mean the entity and individuals listed in the table below, and each of its respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of such selling shareholders’ interests in shares of our Common Stock other than through a public sale.

Other than as described in this prospectus, the selling shareholders have not within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. None of the selling shareholders are broker-dealers or affiliates of a broker-dealer.

The table below presents information regarding the selling shareholders, the shares of Common Stock that they may sell or otherwise dispose of from time to time under this prospectus and the number of shares and percentage of our outstanding shares of Common Stock the selling shareholders will own assuming all of the shares of Common Stock covered by this prospectus are sold by the selling shareholders.

We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the shares of Common Stock offered hereby.  The selling shareholders might not sell or dispose of any or all of the shares of Common Stock covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus.  Because the selling shareholders may not sell or otherwise dispose of some or all of the shares of Common Stock covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of shares of Common Stock that will be held by the selling shareholders after completion of the offering.  However, for purposes of this table, we have assumed that all of the shares of Common Stock covered by this prospectus will be sold by the selling shareholders.

The information in the table is based on information supplied to us by the selling shareholders.  The percentages of ownership are calculated based on 117,578,600 shares of Common Stock outstanding as of April 7, 2025. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act, and generally includes shares of Common Stock over which the selling shareholder has voting or dispositive power, including any shares that the selling shareholder has the right to acquire within 60 days of the date of this prospectus. Beneficial ownership excludes shares underlying notes or warrants that would not be exercisable due to exercise limitations.  Unless otherwise indicated, the selling shareholders have sole voting and dispositive control over the shares of Common Stock.

Each selling shareholder has represented that it is not a broker-dealer or an affiliate of a broker-dealer.  Some of the shares of Common Stock being registered for resale by this prospectus are subject to vesting.  No selling shareholder received compensation in connection with any offering of our securities. To the extent any such shareholder is deemed to be an underwriter, it may be subject to prospectus delivery requirements under the Securities Act. The Company believes that none of the service providers are acting as underwriters.

	Beneficial Ownership Prior to	Shares Offered		Beneficial Ownership After Offering
Selling Shareholder	This Offering	Hereby		Shares	Percent

Harold Wrobel (2)	5,877,778	6,558,402		1,119,376	0.9%
Thomas Staz (3)	6,123,280	5,041,598		2,831,682	2.4%
Xavier Ferndandez (4)	2,985,642	400,000		2,585,642	2.2%
Azul Capital	250,000	250,000	(1)	-	0.0%
Joseph Graves (5)	362,500	250,000	(1)	300,000	0.3%
Glenn Primack (5)	82,750	250,000	(1)	20,250	*
Steven Carey (6)	313,159	250,000	(1)	250,659	0.2%

* Less than 0.1%

(1) Includes shares issuable upon vesting of restricted stock units or exercise of nonqualified stock options.  Shares may not be sold unless and until the restricted stock units vest and, in the case of the nonqualified stock options, are exercised.  The Company is registering these shares voluntarily, except for the shares underlying nonqualified stock options granted on January 29, 2025, which are subject to piggyback registration rights.

(2) Mr. Wrobel’s beneficial ownership before the offering includes 116,280 shares underlying currently exercisable warrants held by Mr. Wrobel and also includes 200,000 shares underlying a convertible note held by Mr. Wrobel, and excludes, due to exercise limitations 800,000 shares underlying the convertible note and 1,000,000 shares underlying the currently exercisable warrants being offered hereby.  Mr. Wrobel’s beneficial ownership after the offering includes 116,280 shares underlying currently exercisable warrants and 1,000,000 shares underlying a convertible note held by Mr. Wrobel.

(3) Thomas Staz is the natural control person of the Thomas Staz Revocable Trust (the “Trust”).  Mr. Staz’ beneficial ownership before the offering excludes, due to exercise limitations, 750,000 shares underlying a convertible note held by the Trust and 1,000,000 currently exercisable warrants held by the Trust that are being offered hereby.  Mr. Staz’s beneficial ownership after the offering includes the 750,000 shares underlying the convertible note held by the Trust.

(4) Xavier Fernandez is the managing director of Key Properties LLC (“KP”), Flavigny LLC (“Flavigny”), and Little Bets LLC (“LB”), and has sole voting and dispositive power over shares held by these entities.  Mr. Fernandez’s beneficial ownership before and after the offering includes 46,511 currently exercisable warrants and 769,231 shares underlying convertible notes held by KP, 46,511 currently exercisable warrants held by Flavigny and 89,923 currently exercisable warrants held by LB.

(5) The beneficial ownership prior to the offering for both Mr. Graves and Mr. Primack includes 62,500 shares each underlying restricted stock units being offered hereby that are subject to vest within 60 days of the date of this prospectus and excludes 62,500 shares each underlying restricted stock units and 125,000 shares each underlying nonqualified stock options that they do not have the right to acquire within 60 days of this prospectus.

(6) The beneficial ownership prior to the offering for Mr. Carey includes 62,500 shares underlying nonqualified stock options that are being offered hereby that he has the right to acquire within 60 days of the date of this prospectus and excludes 187,500 shares underlying nonqualified stock options that are being offered hereby that he does not have the right to acquire within 60 days of this prospectus.

THE PRIVATE PLACEMENTS

Sale of Common Stock

On December 24, 2024, we entered into securities purchase agreements with two accredited investors for the sale of an aggregate of 5,958,402 Shares and 1,000,000 Warrants at a price of $0.50 per share for aggregate proceeds of $2,979,201.  On December 30, 2024, we entered into a securities purchase agreement with an accredited investor for the sale of 4,041,598 Shares and 1,000,000 Warrants at a price of $0.50 per share for $2,020,799.  The Warrants are exercisable for a period of five years from the issuance date at an exercise price of $0.50 per share.

We entered into registration rights agreements with the accredited investors pursuant to which we agreed to register the Shares and the shares of our Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).  We committed to file the registration statement by April 15, 2025 and to cause the registration statement to become effective by May 20, 2025 (or July 14, 2025 in the case of a review by the Securities and Exchange Commission).  The registration rights agreements provide for liquidated damages upon the occurrence of certain events including failure by the Company to file the registration statement or cause it to become effective and remain effective by the respective deadlines.  The amount of the liquidated damages is 1.0% of the aggregate subscription upon the occurrence of the event, and monthly thereafter, up to a maximum of 6%, or an aggregate of $300,000.

Payment for Services

On August 1, 2024, we issued an aggregate of 250,000 shares of our Common Stock as payment to a third-party for financial advisory services. The shares were valued at approximately $37,100 based on $0.1484 per share which was the last sale price of our common stock on August 1, 2024.

On October 18, 2024, we issued an aggregate of 250,000 restricted share units (“RSUs”) and 250,000 nonqualified stock options (the “2024 Options”) to two individuals as compensation for shareholder liaison services under consulting agreements, each with a three-year term.  The RSUs vest in two equal biannual increments during the first year of the consulting agreements and have an aggregate grant date fair value of $125,000 based on the $0.50 price of our Common Stock on the date of grant.  The 2024 Options are exercisable at $0.50 per share, vest in four equal biannual increments during the second and third years of the terms of the consulting agreements and have an aggregate grant date fair value of $111,750, based on a Black-Scholes option pricing model with estimated fair value of $0.447 per share. The 2024 Options expire on October 18, 2029.

On January 29, 2025, we issued 250,000 nonqualified stock options (the “2025 Options”) to a third party for services over a one-year period.  The 2025 Options are exercisable at $0.83 per share, vest in four equal quarterly increments, and expire on January 29, 2028. The 2025 Options have an estimated fair value, using a Black Scholes option pricing model, of $190,000, or $0.76 per share.

We are registering 250,000 shares of Common Stock issuable upon exercise of nonqualified stock options issued on January 29, 2025, pursuant to piggyback registration rights granted to the holder in connection with the option grant.  We are also voluntarily registering 500,000 additional shares of Common Stock, including shares issuable under RSUs and previously issued shares, that were issued or granted as compensation for bona fide services not involving capital raising activities.  None of these service providers are affiliates of the Company or broker-dealers, and none received compensation for promoting, structuring, or facilitating any offering of our securities.

PLAN OF DISTRIBUTION

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of Common Stock covered hereby on the principal trading market for the Common Stock or any other stock exchange, market or trading facility on which the Common Stock is traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

●	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker‑dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock covered hereby may be sold only through registered or licensed brokers or dealers.  In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling shareholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.  In addition, the selling shareholders may transfer the shares of Common Stock by other means not described in this prospectus.

Broker dealers engaged by the selling shareholders may arrange for other brokers dealers to participate in sales.  Broker dealers may receive commissions or discounts from the selling shareholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales, and therefore will be required to comply with the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.  Additionally, if the selling shareholders and/or their broker-dealers or agents are deemed to be underwriters, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities that are subject to registration rights agreements or piggyback registration rights.  With respect to the securities covered by the registration rights agreements, we have also agreed to provide indemnification and contribution to the applicable selling shareholders against certain civil liabilities, including liabilities under the Securities Act.

Under the registration rights agreements, we have agreed to keep the registration statement effective, and this prospectus usable, until the earlier of (i) the date on which the securities covered by such agreements may be resold by the selling shareholders without registration and without regard to any volume or manner of sale limitations under Rule 144, and without the requirement for us to be in compliance with the current public information requirements of Rule 144, or (ii) the date on which all such securities have been sold pursuant to this prospectus, Rule 144, or any other rule of similar effect.

The 250,000 shares of Common Stock issuable upon exercise of options granted on January 29, 2025 are being registered pursuant to piggyback registration rights. These shares are included in this registration statement because we elected to file a resale registration statement on Form S-3 for other securities, and the holder exercised its right to have these shares included. We are not obligated to maintain the effectiveness of this registration statement for these shares beyond the period during which the primary registration statement remains effective.

The remainder of the shares covered by this registration statement are being registered voluntarily, including 250,000 shares issuable upon exercise of options granted on October 18, 2024, as well as 500,000 RSUs and previously issued shares of Common Stock.  These securities were issued as compensation for bona fide services unrelated to capital raising activities and are not subject to any contractual registration rights.

The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to our Common Stock for the applicable restricted period under Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to the provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our Common Stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The selling shareholders acquired the securities for investment purposes and not with a view to distribution. The Company is registering the shares for resale either (i) pursuant to contractual obligations under registration rights agreements, (ii) pursuant to piggyback registration rights, or (iii) as a voluntary accommodation for securities issued as compensation for bona fide services unrelated to capital raising. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer, and none has been engaged by the Company to promote the sale of its securities. Any selling shareholder who is deemed an underwriter may be subject to prospectus delivery and other requirements under the Securities Act.

The Company has confirmed that the service-based equity awards covered by this registration statement were granted for bona fide services unrelated to capital raising, and that none of the recipients were compensated for promoting or facilitating Company securities offerings.

Trading Market

Our Common Stock is quoted on the OTCQB Venture Market under the symbol "PRKR".

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary only and is qualified by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are included herewith as Exhibits 3.1 through 3.11, respectively.

Common Stock

We are authorized to issue up to 225,000,000 shares of Common Stock, $0.01 par value per share. As of April 7, 2025, there were 117,578,600 shares of our Common Stock outstanding.  Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors.  Common shareholders have the right to receive dividends when, as, and if declared by the Board from funds legally available therefore.  Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities.

Classified Board; Director Nominations; Special Meetings

Our Board is divided into three classes, with only one class of directors elected at each annual meeting, and our shareholders may remove our directors only for cause. Nominations for our Board may be made by our Board or by any holder of Common Stock. A shareholder entitled to vote for the election of directors may nominate a person for election as director only if the shareholder provides written notice of his nomination to our secretary not later than 120 days in advance of the same day and month that our proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders or, if no annual meeting was held in the previous year, then by the end of the fiscal year to which the annual meeting in which the nomination will be made relates. A special meeting of our shareholders may be called only by our Board or our chief executive officer. These provisions and the Board’s right to issue shares of our preferred stock from time to time, in one or more classes or series without shareholder approval, are intended to enhance the likelihood of continuity and stability in the composition of the policies formulated by our Board. These provisions are also intended to discourage some tactics that may be used in proxy fights.

LEGAL MATTERS

The legality of the common stock offered by this prospectus has been passed upon by Graubard Miller, New York, New York. Graubard Miller owns shares of our Common Stock constituting less than 1% of our outstanding shares of Common Stock.

EXPERTS

The consolidated financial statements of ParkerVision, Inc. as of and for the year ended December 31, 2024, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report, which appears in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in reliance upon the report given on the authority of such firm as experts in accounting and auditing.  This report on the consolidated financial statements contains an explanatory paragraph regarding ParkerVision, Inc.’s ability to continue as a going concern.

The consolidated financial statements as of and for the year ended December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 2 to the financial statements) of MSL, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CHANGES

There have been no material changes in our affairs that have occurred since the end of the latest fiscal period for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the registration statement of which this prospectus is a part (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 24, 2025);
•	Current Reports on Form 8-K dated January 15, 2025 (filed on January 17, 2025) and January 30, 2025 (filed on January 30, 2025); and
•	Form 8-A effective on November 30, 1993 and Form 8-A effective on November 22, 2005, as amended on November 20, 2015, registering our common stock and our rights to purchase our Series E Preferred Stock, respectively, under Section 12(g) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to ParkerVision, Inc., Attention: Investor Relations, 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207, telephone number (904) 732-6100.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.parkervision.com/investor-relations. Information contained on our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge to the public at the SEC’s website at www.sec.gov. We also maintain a website at www.parkervision.com/investor-relations where you can access our SEC filings free of charge.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.